                                                                    EXHIBIT 10.1

          STOCK OPTION AGREEMENT dated as of February 7, 2000 (this "Agreement"), by and between ORTEL CORPORATION, a Delaware corporation
 ---------
("Issuer"), and LUCENT TECHNOLOGIES INC., a Delaware corporation ("Grantee").
  ------                                                           -------

                                   RECITALS

          A. Grantee, Solara Acquisition Inc., a wholly owned subsidiary of Grantee ("Acquisition"), and Issuer have entered into an Agreement and Plan of
          -----------
Merger dated as of the date hereof (the "Merger Agreement"; defined terms used
                                         ----------------
but not defined herein have the respective meanings set forth in the Merger Agreement), providing for, among other things, the merger of Acquisition with and into Issuer, with Issuer as the surviving corporation in the Merger and becoming a wholly owned subsidiary of Grantee; and

          B. As a condition and inducement to Grantee's willingness to enter into the Merger Agreement, Grantee has requested that Issuer agree, and Issuer has agreed, to grant Grantee the Option (as defined below).

          NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, Issuer and Grantee agree as follows:

          1.   Grant of Option. Subject to the terms and conditions set forth
               ---------------
herein, Issuer hereby grants to Grantee an irrevocable option (the "Option") to
                                                                    ------
purchase up to 2,550,041 (as adjusted as set forth herein) shares (the "Option
                                                                        ------
Shares") of common stock, par value $.001 per share ("Issuer Common Stock"), of
------                                                -------------------
Issuer at a purchase price of $177.125 (as adjusted as set forth herein) per Option Share (the "Purchase Price").
                   --------------

          2.   Exercise of Option. (a) Grantee may exercise the Option, with
               ------------------
respect to any or all of the Option Shares at any time or times, subject to the provisions of Section 2(c), after the occurrence of any event as a result of which the Grantee is unconditionally entitled to receive the Termination Fee pursuant to Section 5.10(b) of the Merger Agreement (a "Purchase Event");
                                                        --------------
provided, that (i) except as provided in the last sentence of this Section 2(a),
--------
the Option will terminate and be of no further force and effect upon the earliest to occur of (A) the Effective Time and (B) 15 months after the first occurrence of a Purchase Event, and (ii) any purchase of Option Shares upon exercise of the Option will be subject to compliance with the HSR Act and the obtaining or making of any consents, approvals, orders, notifications, filings or authorizations, the failure of which to have obtained or made would have the effect of making the issuance of Option Shares to Grantee illegal (the "Regulatory Approvals"). Notwithstanding the termination of the Option, Grantee
 --------------------
will be entitled to purchase the Option Shares if it has exercised the Option in accordance with the terms hereof prior to the termination of the Option and the termination of the Option will not affect any rights hereunder which by their terms do not terminate or expire prior to or as of such termination.

          (b) In the event that Grantee is entitled to and wishes to exercise the Option, it will send to Issuer a written notice (an "Exercise Notice"; the
                                                         ---------------
date of such notice being herein
referred to as the "Notice Date") to that effect which Exercise Notice also
                    -----------
specifies the number of Option Shares, if any, Grantee wishes to purchase pursuant to this Section 2(b), the denominations of the certificate or certificates evidencing the Option Shares which Grantee wishes to purchase pursuant to this Section 2(b) and a date (an "Option Closing Date"), subject to
                                              -------------------
the following sentence, not earlier than seven business days nor later than 20 business days from the Notice Date for the closing of such purchase (an "Option
                                                                         ------
Closing"). Any Option Closing will be at an agreed location and time in New
-------
York, New York on the applicable Option Closing Date or at such later date as may be necessary so as to comply with the first sentence of Section 2(a).


          (c) Notwithstanding anything to the contrary contained herein, any exercise of the Option and purchase of Option Shares shall be subject to compliance with applicable laws and regulations, which may prohibit the purchase of all the Option Shares specified in the Exercise Notice without first obtaining or making certain Regulatory Approvals. In such event, if the Option is otherwise exercisable and Grantee wishes to exercise the Option, the Option may be exercised in accordance with Section 2(b) and Grantee shall acquire the maximum number of Option Shares specified in the Exercise Notice that Grantee is then permitted to acquire under the applicable laws and regulations, and if Grantee thereafter obtains the Regulatory Approvals to acquire the remaining balance of the Option Shares specified in the Exercise Notice, then Grantee shall be entitled to acquire such remaining balance. Issuer agrees to use its reasonable best efforts (as defined in the Merger Agreement) to assist Grantee in seeking the Regulatory Approvals.

          In the event (i) Grantee receives official notice that a Regulatory Approval required for the purchase of any Option Shares will not be issued or granted or (ii) such Regulatory Approval has not been issued or granted within six months of the date of the Exercise Notice, then with respect to the number of Option Shares for which such Regulatory Approval will not be issued or granted or has not been issued or granted, Grantee shall have the right to exercise its Cash-Out Right pursuant to Section 6(c) with respect to such number of Option Shares for which such Regulatory Approval will not be issued or granted or has not been issued or granted.

          3.   Payment and Delivery of Certificates. (a) At any Option Closing,
               ------------------------------------
Grantee will pay to Issuer in immediately available funds by wire transfer to a bank account designated in writing by Issuer an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased at such Option Closing plus the amount of any transfer, stamp or other similar taxes or charges imposed in connection therewith.

          (b) At any Option Closing, simultaneously with the delivery of immediately available funds as provided in Section 3(a), Issuer will deliver to Grantee a certificate or certificates representing the Option Shares to be purchased at such Option Closing, which Option Shares will be free and clear of all liens, claims, charges and encumbrances of any kind whatsoever. If at the time of issuance of Option Shares pursuant to an exercise of the Option hereunder, Issuer shall have issued any securities similar to rights under a stockholder rights plan, then each Option Share issued pursuant to such exercise will also represent such a corresponding right with terms substantially the same as and at least as favorable to Grantee as are provided under any such stockholder rights plan then in effect.

          (c) Certificates for the Option Shares delivered at an Option Closing will have typed or printed thereon a restrictive legend which will read substantially as follows:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT
          BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY
          BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. SUCH SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE STOCK OPTION AGREEMENT DATED AS OF FEBRUARY 7, 2000, A COPY OF WHICH MAY BE OBTAINED FROM THE SECRETARY OF ORTEL CORPORATION AT ITS PRINCIPAL EXECUTIVE OFFICES."

It is understood and agreed that (i) the reference to restrictions arising under the Securities Act in the above legend will be removed by delivery of substitute certificate(s) without such reference if such Option Shares have been registered pursuant to the Securities Act, such Option Shares have been sold in reliance on and in accordance with Rule 144 under the Securities Act or Grantee has delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act and (ii) the reference to restrictions pursuant to this Agreement in the above legend will be removed by delivery of substitute certificate(s) without such reference if the Option Shares evidenced by certificate(s) containing such reference have been sold or transferred in compliance with the provisions of this Agreement under circumstances that do not require the retention of such reference.

          4.   Representations and Warranties of Issuer. Issuer hereby
               ----------------------------------------
represents and warrants to Grantee as follows:

          Authorized Stock.  Issuer has taken all necessary corporate
          ----------------
          and other action to authorize and reserve and, subject to the expiration or termination of any required waiting period under the HSR Act, to permit it to issue, and, at all times from the date hereof until the obligation to deliver Option Shares upon the exercise of the Option terminates, shall have reserved for issuance, upon exercise of the Option, shares of Issuer Common Stock necessary for Grantee to exercise the Option, and Issuer will take all necessary corporate action to authorize and reserve for issuance all additional shares of Issuer Common Stock or other securities which may be issued pursuant to
          Section 6 upon exercise of the Option. The shares of Issuer Common Stock to be issued upon due exercise of the Option, including all additional shares of Issuer Common Stock or other securities which may be issuable upon exercise of the Option or any other securities which may be issued pursuant to Section 6, upon issuance pursuant hereto, will be duly and validly issued, fully paid and nonassessable, and will be delivered free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever, including without limitation any preemptive rights of any stockholder of Issuer.

          5.   Representations and Warranties of Grantee. Grantee hereby
               -----------------------------------------
represents and warrants to Issuer that:

          Purchase Not for Distribution.  Any Option Shares or other securities
          -----------------------------
          acquired by Grantee upon exercise of the Option will not be transferred or otherwise disposed of except in a transaction registered, or exempt from registration, under the Securities Act.

          6.   Adjustment upon Changes in Capitalization, Etc. (a) In the event
               ----------------------------------------------
of any change in Issuer Common Stock by reason of a stock dividend, split-up, merger, recapitalization, combination, exchange of shares, or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price thereof, will be adjusted appropriately, and proper provision will be made in the agreements governing such transaction, so that Grantee will receive upon exercise of the Option the number and class of shares or other securities or property that Grantee would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such event or the record date therefor, as applicable. Subject to Section 1, and without limiting the parties' relative rights and obligations under the Merger Agreement, if any additional shares of Issuer Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 6(a)), the number of shares of Issuer Common Stock subject to the Option will be adjusted so that, after such issuance, it equals 19.9% of the number of shares of Issuer Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option.

          (b) Without limiting the parties' relative rights and obligations under the Merger Agreement, in the event that Issuer enters into an agreement
(i) to consolidate with or merge into any person, other than Grantee or one of its subsidiaries, and Issuer will not be the continuing or surviving corporation in such consolidation or merger, (ii) to permit any person, other than Grantee or one of its subsidiaries, to merge into Issuer and Issuer will be the continuing or surviving corporation, but in connection with such merger, the shares of Issuer Common Stock outstanding immediately prior to the consummation of such merger will be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property, or the shares of Issuer Common Stock outstanding immediately prior to the consummation of such merger will, after such merger, represent less than 50% of the outstanding voting securities of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its subsidiaries, then, and in each such case, the agreement governing such transaction will make proper provision so that the Option will, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option with identical terms appropriately adjusted to acquire the number and class of shares or other securities or property that Grantee would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such consolidation, merger, sale, or transfer, or the record date therefor, as applicable and make any other necessary adjustments.

          (c) If at any time during the period commencing on a Purchase Event and ending on the termination of the Option in accordance with Section 2, Grantee sends to Issuer an Exercise Notice indicating Grantee's election to exercise its right (the "Cash-Out Right") pursuant to this Section 6(c), then Issuer shall pay to Grantee on the Option Closing Date, in exchange for the cancellation of the Option with respect to such number of Option Shares as Grantee specifies in the Exercise Notice, an amount in cash equal to such number of Option Shares multiplied by the difference between (i) the average closing price, for the 10 trading days commencing on the 12th trading day immediately preceding the Option Closing Date, per share of Issuer Common Stock as reported on The Nasdaq National Market (or, if not listed on The Nasdaq National Market, as reported on any other national securities exchange or national securities quotation system on which the Issuer Common Stock is listed or quoted, as reported in The Wall Street Journal (Northeast edition), or, if not reported thereby, any other authoritative source) (the "Closing Price") and (ii) the
                                               -------------
Purchase Price. Notwithstanding the termination of the Option, Grantee will be entitled to exercise its rights under this Section 6(c) if it has exercised such rights in accordance with the terms hereof prior to the termination of the Option.

          (d) (i) Notwithstanding any other provision of this Agreement, in no event shall Grantee's Total Profit (as hereinafter defined) plus any Termination Fee paid to Grantee pursuant to Section 5.10(b) of the Merger Agreement exceed in the aggregate $105 million and, if the total amount that otherwise would be received by Grantee would exceed such amount, Grantee, at its election, shall either (a) reduce the number of shares of Issuer Common Stock subject to the Option, (b) deliver to Issuer for cancellation shares of Issuer Common Stock previously purchased by Grantee, (c) pay cash to Issuer or (d) take any action representing any combination of the preceding clauses (a), (b) and (c), so that Grantee's actually realized Total Profit, when aggregated with such Termination Fee so paid to Grantee, shall not exceed $105 million after taking into account the foregoing actions.

          (ii) Notwithstanding any other provision of this Agreement, the Option may not be exercised for a number of Option Shares as would, as of the date of exercise, result in a Notional Total Profit (as defined below) which, together with any Termination Fee theretofore paid to Grantee, would exceed $105 million; provided, that nothing in this sentence shall restrict any exercise of the Option permitted hereby on any subsequent date.

          (iii) As used herein, the term "Total Profit" shall mean the aggregate
                                          ------------
amount (before taxes) of the following: (A) the amount received by Grantee pursuant to Issuer's repurchase of the Option (or any portion thereof) pursuant to the exercise of the Cash-Out Right under Section 6(c) and (B) the net cash amounts or the fair market value of any property received by Grantee pursuant to the sale of Option Shares (or other securities).

          (iv) As used herein, the term "Notional Total Profit" with respect to any number of Option Shares as to which Grantee may propose to exercise the Option shall be the Total Profit determined as of the date of such proposal assuming for such purpose that the Option was exercised on such date for such number of Option Shares and assuming that such Option Shares, together with all other Option Shares held by Grantee and its affiliates as of such date, were sold for cash at the closing market price on The Nasdaq National Market (or, if shares of Issuer Common Stock are not then listed or traded on The Nasdaq National Market, on any other national securities exchange or national quotation system on which shares of Issuer Common Stock are so listed or traded) for shares of Issuer Common Stock as of the close of business on the preceding trading day (less customary brokerage commissions).

          7.   Registration Rights. Issuer will, if requested by Grantee at any
               -------------------
time and from time to time within two years of the exercise of the Option, as expeditiously as reasonably possible prepare and file up to three registration statements under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all shares of securities that have been acquired by or are issuable to Grantee upon exercise of the Option in accordance with the intended method of sale or other disposition stated by Grantee, including a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and Issuer will use its best efforts to qualify such shares or other securities under any applicable state securities laws. Grantee agrees to cause, and to cause any underwriters of any sale or other disposition to cause, any sale or other disposition pursuant to such registration statement to be effected on a widely distributed basis so that upon consummation thereof no purchaser or transferee will own beneficially more than 3.0% of the then-outstanding voting power of Issuer. Issuer will use reasonable efforts to cause each such registration statement to become effective, to obtain all consents or waivers of other parties which are required therefor, and to keep such registration statement effective for such period not in excess of 120 calendar days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sale or other disposition. The obligations of Issuer hereunder to file a registration statement and to maintain its effectiveness may be suspended for up to 120 calendar days in the aggregate if the Board of Directors of Issuer shall have determined that the filing of such registration statement or the maintenance of its effectiveness would require premature disclosure of material nonpublic information that would materially and adversely affect Issuer or otherwise interfere with or adversely affect any pending or proposed offering of securities of Issuer or any other material transaction involving Issuer. Any registration statement prepared and filed under this Section 7, and any sale covered thereby, will be at Issuer's expense except for underwriting discounts or commissions, brokers' fees and the fees and disbursements of Grantee's counsel related thereto. Grantee will provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If, during the time periods referred to in the first sentence of this Section 7, Issuer effects a registration under the Securities Act of Issuer Common Stock for its own account or for any other stockholders of Issuer (other than on Form S-4 or Form S-8, or any successor form), it will allow Grantee the right to participate in such registration, and such participation will not affect the obligation of Issuer to effect demand registration statements for Grantee under this Section 7; provided
                                                                        --------
that, if the managing underwriters of such offering advise Issuer in writing that in their opinion the number of shares of Issuer Common Stock requested to be included in such registration exceeds the number which can be sold in such offering, Issuer will include the shares requested to be included therein by Grantee pro rata with the shares intended to be included therein by Issuer. In connection with any registration pursuant to this Section 7, Issuer and Grantee will provide each other and any underwriter of the offering with customary representations, warranties, covenants, indemnification, and contribution in connection with such registration.

          If a requested registration pursuant to this Section 7 involves an underwritten offering, the underwriter or underwriters thereof shall be a nationally recognized firm or firms selected by Issuer. Notwithstanding anything else contained in this Section 7, each requested registration shall be for a number of shares of Issuer Common Stock which represent at least one-fourth of the total of number of shares of Issuer Common Stock purchased by Grantee hereunder.

          8.   Transfers. The Option Shares may not be sold, assigned,
               ---------
transferred, or otherwise disposed of except (i) in an underwritten public offering as provided in Section 7 or (ii) to any purchaser or transferee who would not, to the knowledge of Grantee after reasonable inquiry (which shall include obtaining a representation from the purchaser or transferee), immediately following such sale, assignment, transfer or disposal, beneficially own more than 3.0% of the then-outstanding voting power of the Issuer; provided,
                                                                       --------
that Grantee shall be to sell any Option Shares if such sale is made pursuant to a tender or exchange offer that has been approved or recommended by a majority of the members of the Board of Directors of Issuer (which majority shall include a majority of directors who were directors as of the date hereof).

          9.  Listing. If Issuer Common Stock or any other securities to be
              -------
acquired upon exercise of the Option are then listed on The Nasdaq National Market (or any other national securities exchange or national securities quotation system), Issuer, upon the request of Grantee, will promptly file an application to list the shares of Issuer Common Stock or other securities to be acquired upon exercise of the Option on The Nasdaq National Market (and any such other national securities exchange or national securities quotation system) and will use reasonable efforts to obtain approval of such listing as promptly as practicable.

          10.  Loss or Mutilation. Upon receipt by Issuer of evidence reasonably
               ------------------
satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered will constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed, or mutilated shall at any time be enforceable by anyone.

          11.  Miscellaneous. (a) Expenses. Each of the parties hereto will bear
               -------------
and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants, and counsel.

          (b)  Amendment. This Agreement may not be amended, except by an
               ---------
instrument in writing signed on behalf of each of the parties.

          (c)  Extension; Waiver. Any agreement on the part of a party to waive
               -----------------
any provision of this Agreement, or to extend the time for performance, will be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.

          (d)  Entire Agreement; No Third-Party Beneficiaries. This Agreement,
               ----------------------------------------------
the Merger Agreement (including the documents and instruments attached thereto as exhibits or schedules or delivered in connection therewith) and the Confidentiality Agreement (i) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement, and (ii) are not intended to confer upon any person other than the parties any rights or remedies.

          (e)  Governing Law. This Agreement will be governed by, and construed
               -------------
in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

          (f)  Notices. All notices, requests, claims, demands, and other
               -------
communications under this Agreement shall be sent in the manner and to the addresses set forth in the Merger Agreement.

          (g)  Assignment. Neither this Agreement, the Option nor any of the
               ----------
rights, interests, or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by Issuer or Grantee without the prior written consent of the other. Any assignment or delegation in violation of the preceding sentence will be void. Subject to the first and second sentences of this Section 11(g), this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

          (h)  Further Assurances. In the event of any exercise of the Option by
               ------------------
Grantee, Issuer and Grantee will execute and deliver all other documents and instruments and take all other actions that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

          (i)  Enforcement. The parties agree that irreparable damage would
               -----------
occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of New York or in New York state court, the foregoing being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any Federal court located in the State of New York or any New York state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal court sitting in the State of New York or a New York state court.

          (j)  Severability. If any term or other provision of this Agreement is
               ------------
invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

          IN WITNESS WHEREOF, Issuer and Grantee have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the day and year first written above.

                                 ORTEL CORPORATION

                                 By:    /s/ Stephen R. Rizzone
                                    -------------------------------------------
                                 Name:  Stephen R. Rizzone
                                 Title: President, Chief Executive Officer
                                        and Chairman of the Board

                                 LUCENT TECHNOLOGIES INC.

                                 By:    /s/ John T. Dickson
                                    -------------------------------------------
                                 Name:  John T. Dickson
                                 Title: Executive VP and CEO, Microelectronics
                                        and Communications Technologies